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                                                                 EXHIBIT (10)(o)


                                AMENDMENT NO. 5
                                      TO
                   THE FIRST AMERICAN FINANCIAL CORPORATION
                            1996 STOCK OPTION PLAN



     This Amendment No. 5 to The First American Financial Corporation 1996 Stock Option Plan (the "Plan") was adopted by the board of directors of The First American Financial Corporation (the "Company") on February 24, 2000, and is effective as of that date.

          Section 2.1(r) of the Plan is amended to read in full as follows:

          "(r) 'Subsidiary' means any corporation, limited liability company, partnership, association, joint venture or other entity in which the Company owns, directly or indirectly, 50% or more of (i) the total combined voting power of all classes of stock of such corporation; or
          (ii) all classes of membership interests of such limited liability company or association; or (iii) the capital interest or profits interest of such partnership or joint venture; or (iv) the capital interest or profits interest or voting power of any other entity."


     IN WITNESS WHEREOF, the Company's duly authorized officers have executed this amendment at Santa Ana, California, on February 29, 2000.


                                     THE FIRST AMERICAN FINANCIAL CORPORATION



                                     By:  /s/Parker S. Kennedy
                                          -------------------------------------
                                          Parker S. Kennedy, President


                                     By:  /s/Mark R Arnesen
                                          --------------------------------------
                                          Mark R Arnesen, Secretary